UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 18, 2015

(Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00891 (Commission File Number)	27-3794690 (IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY (Address of principal executive offices)		10022 (Zip Code)

(212) 905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 18, 2015, PennantPark Floating Rate Capital Ltd., a Maryland corporation (“PFLT”), completed its previously announced acquisition of MCG Capital Corporation, a Delaware corporation (“MCG”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2015, by and among MCG, PFLT, PFLT Panama, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“PFLT Panama”), PFLT Funding II, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“PFLT Funding II”), and, solely for certain limited purposes under the Merger Agreement, PennantPark Investment Advisers, LLC, a Delaware limited liability company and PFLT’s external investment adviser. As a result of the transactions contemplated by the Merger Agreement, MCG was merged with and into PFLT Panama with MCG as the surviving corporation, following which MCG was merged with and into PFLT Funding II with PFLT Funding II as the surviving company.

In accordance with the terms of the Merger Agreement, at the time of the transactions contemplated by the Merger Agreement, each outstanding share of MCG common stock (including shares of restricted stock) was converted into the right to receive (i) 0.32044 shares of PFLT’s common stock (with MCG stockholders receiving cash in lieu of fractional shares of PFLT common stock), and (ii) $0.30595 per share in cash. As a result of the transactions contemplated by the Merger Agreement, PFLT is expected to issue an aggregate of approximately 11.8 million shares of its common stock to former MCG stockholders, and PennantPark Investment Advisers, LLC, the investment adviser to PFLT, is expected to make an aggregate cash payment of approximately $11.3 million to former MCG stockholders.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by PFLT as Exhibit 2.1 to its Current Report on Form 8-K filed on April 29, 2015 and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 18, 2015, PFLT issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.

Item 9.01.	Financial Statements and Exhibits

(a) The financial statements required to be provided herein pursuant to Regulation S-X were included in Amendment No. 1 to PFLT’s Registration Statement on Form N-14 (Reg. No. 333-204272) filed on June 16, 2015, which is incorporated by reference in this Item 9.01(a).

(b) PFLT’s unaudited pro forma condensed consolidated financial statements as of and for the six months ended March 31, 2015 and for the year ended September 30, 2014, and the notes related thereto, were included in Amendment No.1 to PFLT’s Registration Statement on Form N-14 (Reg. No. 333-204272) filed on June 16, 2015, which is incorporated by reference in this Item 9.01(b).

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 18, 2015

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2015
PENNANTPARK FLOATING RATE CAPITAL LTD.

	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 18, 2015